Exhibit 99.1

Vincerx Pharma Provides Key Strategic Update

Prioritizing Phase 1b VIP152 studies to focus on double-hit DLBCL and CLL

Continuing to advance next-generation modular bioconjugation platform; IND filings for VIP236 in 2H22 and for VIP943 in 2H23 remain on track

Streamlining and realigning resources to support key indications and programs; extending estimated cash runway into late 2024

PALO ALTO, Calif., June 6, 2022 – Vincerx Pharma, Inc. (Nasdaq: VINC), a biopharmaceutical company aspiring to address the unmet medical needs of patients with cancer through paradigm-shifting therapeutics, today announced an update to its strategic priorities and the streamlining and realignment of resources to support its key value-generating indications and programs and extend its estimated cash runway into late 2024.

Strategic Update Summary:

•	Prioritizing VIP152 clinical studies to focus on:

•	Monotherapy in patients with high grade B-cell lymphoma characterized by translocations of MYC and BCL-2 or BCL-6 (aka double-hit diffuse large B-cell lymphoma [DLBCL])

•	Monotherapy in patients with high-risk chronic lymphocytic leukemia (CLL)

•	Combination with Bruton tyrosine kinase (BTK) inhibitor in patients with high-risk CLL

•	Continuing to prioritize advancement of first-in-class and potentially best-in-class bioconjugation assets

•	Streamlining and realigning resources to support prioritized VIP152 indications and advancement of the bioconjugation programs

•	Reducing full-time employees by 33%

•	Implementing additional cost reduction measures

•	Extending estimated cash runway into late 2024

•	Positioning company to continue executing on important clinical and preclinical milestones

“Given the unprecedented market conditions, we are making a strategic decision to focus our resources on our ongoing double-hit DLBCL and CLL clinical trials and our next-generation bioconjugation platform to deliver the greatest benefit in these patients as well as maximize value for our shareholders,” said Ahmed Hamdy, M.D., Chief Executive Officer of Vincerx.

“The VIP152 program was designed as a signal-seeking program,” added Dr. Hamdy. “Nineteen (19) patients with various MYC+ cancers have been treated. We saw stable disease in 3 patients with ovarian cancer (with one of the three patients completing cycle 6). Despite this preliminary signal in ovarian cancer, the combination of challenging market conditions and the promising VIP152 preclinical and clinical data we have seen in double-hit DLBCL and CLL patients create a compelling rationale for us to focus our efforts on these two indications.”

“We continue to be excited about our preclinical bioconjugation platform—a diverse, modular platform of linkers and payloads that can be conjugated with antibodies and small molecules to create novel targeted therapeutics for a broad range of solid tumors and hematologic malignancies and remain on track to file an IND in the second half of this year for VIP236. We also remain on track to file an IND in the second half of 2023 for our initial antibody drug conjugate (ADC), VIP943. We believe our ADCs represent a paradigm-shifting technology with a proprietary and highly differentiated linker and warhead. These innovations are expected to improve efficacy and safety versus current ADCs,” continued Dr. Hamdy.

To support this strategy, Vincerx also announced the streamlining and realignment of resources and the implementation of certain cost reduction measures, including a 33% reduction of full-time employees. “Reducing our staff was not an easy decision. It was the tremendous effort of our Vincerx colleagues that allowed us to execute efficiently, despite the extreme pressures of the pandemic. I want to sincerely thank every Vincerx colleague who has been impacted by this realignment. Their contributions have, without a doubt, brought us closer to achieving our goals. The realignment announced today will allow us to focus on and invest in the indications and programs we believe will generate the greatest value while reducing our operating expenses — all with the goal of achieving our anticipated key milestones for VIP152 and our bioconjugation platform,” concluded Dr. Hamdy.

CLINICAL UPDATES

VIP152 (as of April 19, 2022):

•	VNC-152-101 study enrollment (Patients with MYC+ cancer, which included overexpression, translocation, deletion, or amplification):

•	High-grade lymphoma arm (n=4)

•	Histologies: triple-hit, double-hit, double expressor and primary mediastinal (n=1 each)

•	Gynecologic malignancies (n=5)

•	Includes 1 patient with endometrial cancer who received combination therapy of VIP152 + pembrolizumab

•	Triple negative breast cancer (n=2)

•	Tumor agnostic group (n=7)

•	Consists of various types of gastrointestinal cancer (n=6) and melanoma (n=1)

•	VNC-152-102 study enrollment:

•	CLL that has failed BTK inhibitor therapy, as well as venetoclax therapy (n=1)

•	Clinical outcomes from VNC-152-101 and VNC-152-102:

•

No new safety signals were identified; manageable treatment-related adverse events included neutropenia and gastrointestinal toxicity (i.e., nausea, vomiting and diarrhea); only 1 patient discontinued due to an adverse event (i.e., Grade 1 nausea)

•

Progressive disease was observed in 16 patients, despite evidence of tumor shrinkage in some patients including the patient with CLL who had failed BTK inhibitor and venetoclax therapy. Best response in all 19 patients has been stable disease in 3 patients with ovarian cancer as reported at the AACR Annual Meeting in 2022

•

Abstract accepted for poster presentation at the upcoming European Hematology Association (EHA) Annual Meeting, titled “VIP152 is a novel CDK9 inhibitor with improved selectivity, target modulation, and cardiac safety in patients with lymphoma.”

•	Presenting author: Melanie Frigault, PhD

•	Abstract number: P1269

•	Session date and time: Friday, June 10, 2022; 16:30-17:45 CEST

Bioconjugation Platform

•

Continue to advance next-generation modular bioconjugation platform, comprised of a first-in-class SMDC for solid tumors (VIP236) and two potentially best-in-class assets for hematologic malignancies (VIP943 and VIP924)

•	VIP236: IND filing in solid tumors expected in 2H 2022

•	VIP943 (anti-CD123) and VIP924 (anti-CXCR5): Manufacturing is underway and IND filing for VIP943 expected in 2H 2023 and VIP924 in 2024

ABOUT VINCERX PHARMA, INC.

Vincerx Pharma, Inc. (Vincerx) is a clinical-stage life sciences company focused on leveraging its extensive development and oncology expertise to advance new therapies intended to address unmet medical needs for the treatment of cancer. Vincerx has assembled a management team of biopharmaceutical experts with extensive experience in building and operating organizations that develop and deliver innovative medicines to patients. Vincerx’s current pipeline is derived from an exclusive license agreement with Bayer and includes a clinical-stage and follow-on small molecule drug program and a preclinical stage modular bioconjugation platform, which includes next-generation antibody-drug conjugates and innovative small molecule drug conjugates. For more information, please visit www.vincerx.com.

CAUTIONARY STATEMENT

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “suggest,” “seek,” “intend,” “plan,” “goal,” “potential,” “on-target,” “on track,” “project,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this press release are forward-looking statements. Forward-looking statements include, but are not limited to: Vincerx’s business model, sufficiency of available cash, pipeline, strategy, timeline, product candidates and attributes, preclinical and clinical development and results and the impact of strategic prioritization and cost reduction measures, including expected cash runway. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations and assumptions regarding future business developments, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control.

Actual results, conditions and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, but are not limited to: general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of the COVID-19 pandemic; risks associated with preclinical or clinical development and trials, including those conducted prior to Vincerx’s in-licensing; failure to realize the benefits of Vincerx’s license agreement with Bayer; risks related to the rollout of Vincerx’s business and the timing of expected business milestones; changes in the assumptions underlying Vincerx’s expectations regarding its future business or business model; Vincerx’s ability to develop and commercialize product candidates; Vincerx’s capital requirements and availability and uses of capital; the effects of competition on Vincerx’s future business; Vincerx’s ability to successfully implement its workforce and cost reductions and the impact of such reductions; and the risks and uncertainties set forth in Forms 10-K, 10-Q and 8-K most recently filed with or furnished to the SEC by Vincerx. Forward-looking statements speak only as of the date hereof, and Vincerx disclaims any obligation to update any forward-looking statements.

CONTACTS

Bruce Mackle

LifeSci Advisors, LLC

646-889-1200

bmackle@lifesciadvisors.com